As filed with the Securities and Exchange Commission on June 8, 1999
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                          The Chalone Wine Group, Ltd.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   California
         (State or other jurisdiction of incorporation or organization)


                                   94-1696731
                      (I.R.S. Employer Identification No.)


           621 Airpark Road
           Napa, California                                        94558
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)


                             1997 Stock Option Plan
                            ------------------------
                            (Full Title of the Plan)


                  Thomas B. Selfridge, Chief Executive Officer
                          The Chalone Wine Group, Ltd.
                                621 Airpark Road
                                 Napa, CA 94558
                                 (707) 254-4200
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:

                              Daniel E. Cohn, Esq.
                              James E. Grand, Esq.
                           Farella Braun & Martel LLP
                        235 Montgomery Street, 30th Floor
                          San Francisco, CA 94104-3159

                                              CALCULATION OF REGISTRATION FEE

---------------------------- ---------------------- ----------------------- -------------------------- -------------------
                                                           Proposed                 Proposed
         Title of                                          maximum                   maximum
        securities                  Amount                 offering                 aggregate              Amount of
           to be                     to be                price per                 offering              registration
        registered                registered            share (1) (2)               price (2)                 fee
---------------------------- ---------------------- ----------------------- -------------------------- -------------------
       Common Stock,               1,000,000               $9.50                   $9,500,000                $2,641
       no par value
---------------------------- ---------------------- ----------------------- -------------------------- -------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the 1997 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The common stock being registered relates to options to be granted in the future, with option prices to be determined at the time of grant. The aggregate offering price has been computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on June 4, 1999, a date within five business days prior to the date of filing of this Registration Statement.


--------------------------------------------------------------------------------

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

We will send or give the documents containing the information required by this item to persons who are eligible to participate in the plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.

Item 2. Registration Information and Employee Plan Annual Information

We will send or give the documents containing the information incorporated by reference pursuant to Item 3 of Part II of this registration statement to persons who are eligible to participate in the plan pursuant to Rule 428(b), without charge, upon written or oral request. These documents are incorporated by reference in the Section 10(a) prospectus. We also will send or give the documents required by Rule 428(b), without charge, upon written or oral request, to persons who are eligible to participate in the plan. Requests for any of the documents referred to in this item should be mailed to: Investor Relations Department, The Chalone Wine Group, Ltd., 421 Airpark Road, Napa, CA 94558; or you may call us at 707-254-4200.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until a post-effective amendment to this registration statement is filed indicating that all of the securities registered by it have been issued or which deregisters the securities which remain unissued:

         (a) Our Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

         (b) Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998.

         (c)      Our Current Report on Form 8-K, dated May 8, 1998.

         (d)      The   description  of  our  common  stock   contained  in  our
                  Registration Statement on Form 8-A, filed with the Commission on April 18, 1995.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers

         Article FIFTH of our Articles of Incorporation, as amended, provides for the indemnification of our officers and directors to the fullest extent permissible under California law. Section 5.8 of our Bylaws requires us to indemnify, and, in certain instances, advance expenses to, our agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the fullest extent permitted by applicable law. Persons covered by this indemnification provision include our current and former directors, officers, employees and other agents, as well as persons who serve at our request as directors, officers, employees or agents of another enterprise.

         Section 317(b) of the General Corporations Law of the State of California provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such the person is or was a director, officer, employee or other agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

         Section 317(c) of the California Corporations law provides that a corporation shall have power to indemnify any agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of the action if the agent acted in good faith and in a manner the agent believed to be in the best interest of the corporation and its shareholders.

         Section 317(c) further provides that no indemnification may be made for any of the following: (i) in respect of any claim, issue or matter as to which the agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine that the agent is fairly and reasonably entitled to indemnification for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Section 317(d) of the Corporations law requires that an agent be indemnified against expenses actually and reasonably incurred to the extent the agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

         Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper under the circumstances because the agent has met the applicable standard of conduct set forth in Section 317(b) or (c), by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the agent may not be counted in this vote, or (iv) the court in which such proceeding is or was pending. Pursuant to Section 317(f) of the Corporations law, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the agent to repay the amount if it is ultimately determined that the agent is not entitled to be indemnified.

         Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an agent for liabilities arising by reason of the agent's status, whether or not the corporation would have the power to indemnify the agent against liability under the provisions of Section 317. Section 5.8 of our Bylaws authorizes us to purchase and maintain insurance on behalf of any person indemnified us. We currently maintain a directors and officers liability policy in the amount of $5,000,000.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         Please see the Exhibit Index filed as part of this registration statement.

Item 9. Undertakings.

         (a) The undersigned company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include  any  prospectus  required  by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is a least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to financial statements on Form F-3, a post-effective amendment need not be filed to include financial statements and other information required by Section 10(a)(3) of the Act of Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in Form F-3.

         (b) The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Napa, State of California on the 8th day of June, 1999.


                                                The Chalone Wine Group, Ltd.

                                                By: /s/ Thomas B. Selfridge
                                                   -----------------------------
                                                    Thomas B. Selfridge
                                                    President and Chief
                                                    Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint Thomas B. Selfridge and Francois Muse and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, in his name, place and stead to execute on his behalf, in his capacity as a Director and/or officer of the registrant, a registration statement on Form S-8 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering shares of the common stock of the registrant, to be filed with the Commission pursuant to the Securities Act, and any and all instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the registrant to comply with the Securities Act and the rules, regulations and requirements of the Commission in respect thereof, giving and granting to said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his said attorneys-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the  requirements of the Securities Act, this  Registration
Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                Title                                    Date
     /s/ W.Philip Woodward                Chairman of the Board of Directors               June 2, 1999
---------------------------------
      W. Philip Woodward


    /s/ Thomas B. Selfridge               President, Chief Executive Officer and           June 2, 1999
---------------------------------         Director (Principal Executive Officer)
       Thomas B. Selfridge

                                                  II-7



     /s/ Francois Muse                    Chief Financial Officer and Treasurer            June 2, 1999
---------------------------------         (Principal Financial and Principal
        Francois Muse                      Accounting Officer)


                                          Director
---------------------------------
       Christina Banks


    /s/ C. Richard Kramlich               Director                                         June 2, 1999
---------------------------------
      C. Richard Kramlich


      /s/ James H. Niven                  Director                                         June 2, 1999
---------------------------------
       James H. Niven


     /s/ Eric de Rothschild               Director                                         June 2, 1999
---------------------------------
      Eric de Rothschild


      /s/ Christophe Salin                Director                                         June 2, 1999
---------------------------------
       Christophe Salin


      /s/ Yves-Andre Istel                Director                                         June 2, 1999
---------------------------------
         Yves-Andre Istel


                                          Director
---------------------------------
         Mark A. Hojel


                                          Director
---------------------------------
        Phillip M. Plant


      /s/ William G. Myers                Director                                         June 2, 1999
---------------------------------
         William G. Myers

                                INDEX TO EXHIBITS

Exhibit
Number              Exhibit Title
------              -------------

3.1  Restated Articles of Incorporation, as amended through June 3, 1985.    (i)

3.2  Amendment to Restated Articles, filed June 6, 1988.                    (ii)

3.3  Amendment to Restated Articles, filed May 17, 1991.                   (iii)

3.4  Amendment to Restated Articles, filed July 14, 1993.                   (iv)

3.5  Bylaws, as amended through December 1992.                               (i)

3.6  1993 Bylaw amendments.                                                 (iv)

5.1  Opinion of Farella Braun & Martel LLP

23.1 Consent of Deloitte & Touche LLP, independent accountants

23.2 Consent of Farella Braun & Martel LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included in the Signature Page contained in Part II of the Registration Statement).

99.1 The Chalone Wine Group, Ltd. 1997 Stock Option Plan

---------------
(i) Filed as Exhibit Nos. 3.1 and 3.2, respectively, to the Company's Registration Statement on Form S-1 (File No. 33-8666), and incorporated herein by reference.
(ii) Filed as Exhibit No. 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1988, dated March 11, 1989, and incorporated herein by reference.
(iii) Filed as Exhibit No. 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, dated March 25, 1992, and incorporated herein by reference.
(iv) Filed as Exhibit Nos. 3.4 and 3.6, respectively, to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, dated March 26, 1994, and incorporated herein by reference.